FOR IMMEDIATE RELEASE

Icahn Enterprises L.P. Comments on its Proposal Regarding Dell

(New York, New York, March 25, 2013) – Icahn Enterprises L.P. (“Icahn Enterprises”) (NASDAQ: IEP) today announced that Icahn Enterprises is pleased that the Special Committee of Dell Inc.’s Board has responded positively to our proposal regarding Dell.

Icahn Enterprises believes that the February 5th merger agreement entered into among Michael S. Dell, Silver Lake and Dell significantly undervalues Dell.  As set forth in our March 22nd letter to the Special Committee, a copy of which was attached to the press release issued by Dell earlier today, Icahn Enterprises’ proposal allows for substantial ongoing participation in Dell by those shareholders that believe, like us, that the future for Dell is bright, while at the same time providing $15 per share in cash to those Dell shareholders that wish to exit Dell (up to an aggregate of $15.650 billion), an increase of $1.35 per share in excess of the Michael Dell/Silver Lake offer.

Icahn Enterprises’ proposal, which involves an equity commitment of $2 billion by Icahn Enterprises (including its existing approximately $1 billion holdings of Dell stock) and $3 billion by Carl C. Icahn, reflects our desire to continue to hold a significant position in Dell in the future.  We have had preliminary discussions with Blackstone and note that, like our proposal, the Blackstone letter also contemplates the possibility of existing Dell holders continuing as Dell shareholders, thereby having the opportunity to participate in the potential for increased value at Dell, as well as the opportunity to receive cash, and we plan to review the Blackstone proposal in greater detail.

We look forward to speaking with other holders of Dell stock in order to garner their support for our proposal as we continue our diligence efforts and negotiations with the Special Committee.

About  Icahn Enterprises L.P.

Icahn Enterprises L.P.  (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contact:

SungHwan Cho
Chief Financial Officer
(212) 702-4300